FOR IMMEDIATE RELEASE

Qorvo® Announces Fiscal 2019 Third Quarter Financial Results

GREENSBORO, NC — February 7, 2019 — Qorvo® (Nasdaq:QRVO), a leading provider of innovative RF solutions that connect the world, today announced financial results for the Company’s fiscal 2019 third quarter, ended December 29, 2018. On a GAAP basis, revenue for Qorvo’s fiscal 2019 third quarter was $832 million, gross margin was 40.7%, operating income was $81 million and diluted earnings per share was $0.55. On a non-GAAP basis, revenue for Qorvo’s fiscal 2019 third quarter was $832 million, gross margin was 49.5%, operating income was $261 million and diluted earnings per share was $1.85.

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “Qorvo delivered record EPS and free cash flow in the December quarter despite softness in the smartphone market. I am pleased with our operational performance and excited about our position in the markets we serve, including 5G, Wi-Fi 6, IoT, and defense.”

Quarterly Highlights

▪
Significantly increased shipments of 5G massive MIMO infrastructure solutions to multiple OEMs and secured additional design wins across all anticipated 5G frequency bands, from sub-6GHz to millimeter wave

▪	Selected to supply high-frequency BAW filters for multi-year defense aerospace program, significantly extending the frequency range of Qorvo’s BAW technology

▪	Secured design win to supply both the 2.4GHz and 5GHz FEMs for the Netgear® Orbi™ Voice tri-band distributed Wi-Fi system

▪	Commenced shipments of multi-protocol Zigbee/BLE SoCs for electronic shelf labeling applications

▪	Commenced shipments of mid-/high-band PAD and ultra-high band (UHB) 3.5GHz FEM to leading Korea-based smartphone manufacturer

▪	Expanded support of Huawei to include mid-/high-band PAD, low-band PAD, antenna tuning and envelope tracking PMIC for Mate 20

▪	Selected by MediaTek to support 5G reference design with UHB 3.5GHz FEMs, enabling early 5G device demos

▪	Commenced commercial shipments of cellular IoT system-in-package modules for LTE CAT-M and NB-IoT applications, in collaboration with Nordic Semiconductor

Financial Commentary and Outlook

Mark Murphy, chief financial officer of Qorvo, said, “Qorvo's March quarterly guidance reflects weakness in the broader smartphone market, partially offset by content gains with the leading Korea-based smartphone manufacturer and double-digit, year-over-year growth in IDP. Looking forward, our expanding growth opportunities in IDP, sharp focus on high-value programs in Mobile Products and actions to improve our cost structure are expected to drive another year of record earnings and free cash flow in fiscal ‘20.”

Qorvo currently believes the demand environment in its end markets supports the following non-GAAP expectations for the March 2019 quarter:

▪	Quarterly revenue in the range of $660 million to $680 million

▪	Gross margin of approximately 47%

▪	Diluted earnings per share of $1.05 at the midpoint of guidance

Qorvo’s actual quarterly results may differ from these expectations and projections, and such differences may be material.

Selected Financial Information

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo for the periods indicated. See the more detailed financial information for Qorvo, including reconciliation of GAAP and non-GAAP financial information, attached.

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended December 29, 2018	For the quarter ended September 29, 2018	Change vs. Q2 FY 2019
Revenue	$832.3	$884.4	$(52.1)
Gross profit	$338.4	$353.5	$(15.1)
Gross margin	40.7%	40.0%	0.7	ppt
Operating expenses	$257.2	$263.0	$(5.8)
Operating income	$81.2	$90.5	$(9.3)
Net income	$69.5	$32.1	$37.4
Weighted average diluted shares	126.8	128.6	(1.8)
Diluted EPS	$0.55	$0.25	$0.30

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended December 29, 2018	For the quarter ended September 29, 2018	Change vs. Q2 FY 2019
Revenue	$832.3	$884.4	$(52.1)
Gross profit	$411.8	$421.6	$(9.8)
Gross margin	49.5%	47.7%	1.8	ppt
Operating expenses	$150.5	$168.3	$(17.8)
Operating income	$261.3	$253.3	$8.0
Net income	$234.1	$224.9	$9.2
Weighted average diluted shares	126.8	128.6	(1.8)
Diluted EPS	$1.85	$1.75	$0.10

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended December 29, 2018	For the quarter ended December 30, 2017	Change vs. Q3 FY 2018
Revenue	$832.3	$845.7	$(13.4)
Gross profit	$338.4	$336.9	$1.5
Gross margin	40.7%	39.8%	0.9	ppt
Operating expenses	$257.2	$256.6	$0.6
Operating income	$81.2	$80.3	$0.9
Net income (loss)	$69.5	$(33.1)	$102.6
Weighted average diluted shares	126.8	127.0	(0.2)
Diluted EPS	$0.55	$(0.26)	$0.81

	SELECTED NON-GAAP RESULTS[1]
	(Unaudited)
	(In millions, except for percentages and EPS)
	For the quarter ended December 29, 2018	For the quarter ended December 30, 2017	Change vs. Q3 FY 2018
Revenue	$832.3	$844.8	$(12.5)
Gross profit	$411.8	$405.1	$6.7
Gross margin	49.5%	48.0%	1.5	ppt
Operating expenses	$150.5	$150.8	$(0.3)
Operating income	$261.3	$254.3	$7.0
Net income	$234.1	$220.2	$13.9
Weighted average diluted shares	126.8	130.5	(3.7)
Diluted EPS	$1.85	$1.69	$0.16
1Excludes stock-based compensation, amortization of intangibles, restructuring costs, acquisition and integration related costs, non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization, start-up costs, (gain) loss on assets, asset impairment and accelerated depreciation, loss on debt extinguishment, other income and an adjustment of income taxes.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP revenue, (ii) non-GAAP gross profit and gross margin, (iii) non-GAAP operating income and operating margin, (iv) non-GAAP net income, (v) non-GAAP net income per diluted share, (vi) non-GAAP operating expenses (research and development; selling, general and administrative), (vii) free cash flow, (viii) EBITDA, (ix) non-GAAP return on invested capital (ROIC), and (x) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables, attached, and the "Additional Selected Non-GAAP Financial Measures and Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and other operating expenses. Also, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and stock-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP revenue. In prior periods presented, non-GAAP revenue excludes non-cash deferred royalty revenue. We believe that the exclusion of this non-cash adjustment to revenue provides management and investors a more effective means of evaluating our historical performance.

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude stock-based compensation expense, amortization of intangible assets, non-cash deferred royalty revenue, non-cash prepaid royalty amortization, accelerated depreciation and certain non-cash expenses. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating Qorvo's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of Qorvo's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating Qorvo's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of stock-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally are outside the control of management. Moreover, we believe that the exclusion of stock-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to prior periods. We also believe that the adjustments to profit and margin related to non-cash deferred royalty revenue, non-cash prepaid royalty amortization and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual revenue and actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin. Non-GAAP operating income and operating margin exclude stock-based compensation expense, amortization of intangible assets, restructuring costs, acquisition and integration related costs, loss (gain) on assets, asset impairment and accelerated depreciation, start-up costs and certain non-cash expenses. We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that restructuring costs, acquisition and integration related costs, loss (gain) on assets, asset impairment and accelerated depreciation, start-up costs and certain non-cash expenses do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of stock-based compensation expense, amortization of intangible assets, restructuring costs, acquisition and integration related costs, loss (gain) on assets, asset impairment and accelerated depreciation, start-up costs, certain non-cash expenses, loss on debt extinguishment, other income and also reflect an adjustment of income taxes. The income tax adjustment primarily represents the use of foreign tax credits, research and development tax credit carryforwards, deferred tax expense not affecting taxes payable, adjustments to the provisional estimates related to the enactment of the U.S. Tax Cuts and Jobs Act and non-cash expense (benefit) related to uncertain tax positions. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP research and development and selling, general and administrative expenses. Non-GAAP research and development and selling, general and administrative expenses exclude stock-based compensation expense, amortization of intangible assets, acquisition and integration related costs and certain non-cash expenses. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquisition and integration related costs do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of an adjustment for income taxes (as described above), by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility and the principal balance of our senior unsecured notes. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

Forward-looking non-GAAP measures. Our earnings release contains forward-looking gross margin, income tax rate and diluted earnings per share. We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. We are unable to provide a reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures without unreasonable effort due to variability and difficulty in making accurate projections for items that would be required to be included in the GAAP measures, such as stock-based compensation, integration related costs, restructuring costs and the provision for income taxes. We believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP financial measures as an analytical tool compared to the most directly comparable GAAP financial measures are these non-GAAP financial measures (i) may not be comparable to similarly titled measures used by other companies in our industry, and (ii) exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 5:00 p.m. EDT today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.qorvo.com (under “Investors”). A telephone playback of the conference call will be available approximately two hours after the call’s completion and can be accessed by dialing 719-457-0820 and using the passcode 9710671. The playback will be available through the close of business February 14, 2019.

About Qorvo

Qorvo (NASDAQ:QRVO) makes a better world possible by providing innovative Radio Frequency (RF) solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things, and other emerging applications that expand the global framework interconnecting people, places and things. Visit www.qorvo.com to learn how Qorvo connects the world.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results, our dependence on a few large customers for a substantial portion of our revenue, a loss of revenue if contracts with the U.S. government or defense and aerospace contractors are canceled or delayed, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication and other facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties, our dependence on international sales and operations, our ability to attract and retain skilled personnel and develop leaders, the possibility that future acquisitions may dilute our stockholders' ownership and cause us to incur debt and assume contingent liabilities, fluctuations in the price of our common stock, our ability to protect our intellectual property, claims of intellectual property infringement and other lawsuits, security breaches and other similar disruptions compromising our information, and the impact of government and stringent environmental regulations. These and other risks and uncertainties, which are described in more detail in Qorvo's most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QRVO-F

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Revenue	$832,330	$845,739	$2,409,443	$2,308,153

Costs and expenses:
Cost of goods sold	493,967	508,812	1,480,833	1,413,827
Research and development	109,985	106,411	337,636	334,308
Selling, general and administrative	125,604	126,555	401,041	404,853
Other operating expense	21,617	23,641	37,514	53,110
Total costs and expenses	751,173	765,419	2,257,024	2,206,098

Income from operations	81,157	80,320	152,419	102,055
Interest expense	(9,562)	(16,338)	(33,604)	(43,387)
Other (expense) income, net	(706)	1,458	(77,219)	2,156

Income before income taxes	$70,889	$65,440	$41,596	$60,824
Income tax (expense) benefit	(1,372)	(98,522)	30,012	(88,611)

Net income (loss)	$69,517	$(33,082)	$71,608	$(27,787)

Net income (loss) per share, diluted	$0.55	$(0.26)	$0.56	$(0.22)

Weighted average outstanding diluted shares	126,842	127,034	128,360	127,084

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 29, 2018	September 29, 2018	December 30, 2017

GAAP operating income	$81,157	$90,477	$80,320
Stock-based compensation expense	18,624	20,905	13,715
Amortization of intangible assets	132,227	133,116	135,743
Restructuring costs	1,510	510	8,958
Acquisition and integration related costs	3,700	1,098	2,723
Start-up costs	6,791	5,883	5,415
Asset impairment and accelerated depreciation	17,994	—	—
Other (including loss (gain) on assets and other non-cash expenses)	(748)	1,270	7,397
Non-GAAP operating income	$261,255	$253,259	$254,271

GAAP net income (loss)	$69,517	$32,084	$(33,082)
Stock-based compensation expense	18,624	20,905	13,715
Amortization of intangible assets	132,227	133,116	135,743
Restructuring costs	1,510	510	8,958
Acquisition and integration related costs	3,700	1,098	2,723
Start-up costs	6,791	5,883	5,415
Asset impairment and accelerated depreciation	17,994	—	—
Other (including loss (gain) on assets and other non-cash expenses)	(748)	1,270	7,397
Loss on debt extinguishment	1,852	48,780	—
Other expense (income)	3,291	(252)	282
Adjustment of income taxes	(20,638)	(18,458)	79,059

Non-GAAP net income	$234,120	$224,936	$220,210

GAAP weighted average outstanding diluted shares	126,842	128,550	127,034
Dilutive stock-based awards	—	—	3,422
Non-GAAP weighted average outstanding diluted shares	126,842	128,550	130,456

Non-GAAP net income per share, diluted	$1.85	$1.75	$1.69

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	December 29, 2018		September 29, 2018		December 30, 2017
GAAP gross profit/margin	$338,363	40.7%	$353,514	40.0%	$336,927	39.8%
Adjustment for intangible amortization	62,711	7.5%	63,244	7.1%	63,279	7.5%
Adjustment for stock-based compensation	6,258	0.7%	3,453	0.4%	4,546	0.5%
Accelerated depreciation	3,080	0.4%	—	—%	—	—%
Other non-cash expenses	1,390	0.2%	1,391	0.2%	347	0.1%
Non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization ($970)	—	—%	—	—%	—	0.1%
Non-GAAP gross profit/margin	$411,802	49.5%	$421,602	47.7%	$405,099	48.0%

Three Months Ended
Non-GAAP Operating Income	December 29, 2018
(as a percentage of sales)

GAAP operating income	9.8%
Stock-based compensation expense	2.2%
Amortization of intangible assets	15.9%
Restructuring costs	0.2%
Acquisition and integration related costs	0.4%
Start-up costs	0.8%
Asset impairment and accelerated depreciation	2.2%
Other (including loss (gain) on assets and other non-cash expenses)	(0.1)%
Non-GAAP operating income	31.4%

Three Months Ended
Free Cash Flow (1)	December 29, 2018
(in millions)

Net cash provided by operating activities	$333.3
Purchases of property and equipment	(72.0)
Free cash flow	$261.3

(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	December 29, 2018	September 29, 2018	December 30, 2017
GAAP research and development expense	$109,985	$116,748	$106,411
Less:
Stock-based compensation expense	5,653	5,744	5,091
Acquisition and integration related costs	2,596	—	—
Other non-cash expenses	453	453	388
Non-GAAP research and development expense	$101,283	$110,551	$100,932

	Three Months Ended
	December 29, 2018	September 29, 2018	December 30, 2017
GAAP selling, general and administrative expense	$125,604	$139,507	$126,555
Less:
Stock-based compensation expense	6,594	11,611	3,907
Amortization of intangible assets	69,515	69,872	72,463
Other non-cash expenses	232	233	290
Non-GAAP selling, general and administrative expense	$49,263	$57,791	$49,895

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 29, 2018	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$649,711	$926,037
Accounts receivable, net	420,903	345,957
Inventories	464,949	472,292
Other current assets	79,973	99,519
Total current assets	1,615,536	1,843,805

Property and equipment, net	1,397,589	1,374,112
Goodwill	2,173,889	2,173,889
Intangible assets, net	463,359	860,336
Long-term investments	90,696	63,765
Other non-current assets	65,222	65,612
Total assets	$5,806,291	$6,381,519

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$366,839	$380,375
Other current liabilities	47,093	60,904
Total current liabilities	413,932	441,279

Long-term debt	714,402	983,290
Deferred tax liabilities	6,978	63,084
Other long-term liabilities	93,659	118,302
Total liabilities	1,228,971	1,605,955

Stockholders’ equity	4,577,320	4,775,564

Total liabilities and stockholders’ equity	$5,806,291	$6,381,519

At Qorvo®
Doug DeLieto
VP, Investor Relations
1.336.678.8020